Exhibit 10.11

ASSIGNMENT AND ASSUMPTION
OF PURCHASE AND SALE AGREEMENT

                This ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into this         day of November, 2005 by Inland Real Estate Acquisitions, Inc., an Illinois Corporation, (“Assignor”), and Inland MB Pittsburgh Bridgeside, DST, a Delaware statutory trust, (“Assignee”).

RECITALS

                A.            Bridgeside Point Associates, Ltd. (“Seller”) and Assignor have previously entered into that certain Agreement of Purchase and Sale dated as of September 26, 2005, as amended (the “Purchase Agreement”), relating to the sale of a certain office building commonly known as Bridgeside Point Office building located in Pittsburgh, Pennsylvania.

                B.            Assignor desires to assign its interest in and to the Purchase Agreement to Assignee upon the terms and conditions contained herein.

                NOW, THEREFORE, in consideration of the receipt of ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.                                       Recitals.  The foregoing recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body hereof in their entirety.

2.                                       Assignment and Assumption.  Assignor hereby assigns, conveys, transfers, and sets over to Assignee all of Assignor’s right, title, and interest in and to the Purchase Agreement. Assignee hereby accepts the foregoing Assignment and assumes, and agrees to perform, all duties, obligations, liabilities, indemnities, covenants, and agreements of Assignor set forth in the Purchase Agreement.

3.                                       Counterparts.  This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which must constitute one instrument and shall be binding and effective when all parties hereto have executed as least one counterpart.

4.                                       Successors.  This Assignment shall be binding upon and for the benefit of the parties hereto and their respective Successors and Assigns.

                IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., An Illinois Corporation

By:	/s/ G. JOSEPH COSENZA
Name:	G. Joseph Cosenza
Title:	President

ASSIGNEE:

MB BRIDGESIDE PITTSBURGH, DST, a Delaware statutory trust

By:	Minto Builders (Florida), Inc., a Florida corporation, its signatory trustee

By:	/s/ VALERIE MEDINA
Name:	Valerie Medina
Title:	Assistant Secretary